FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 16, 2013

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266-5997
(Address of principal executive offices)		(Zip Code)

(515) 225-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
FBL Financial Group's Annual Meeting was held on May 16, 2013. The matters that were voted upon are set forth below.

Proposal 1: Election of Directors
Class A and Series B Preferred Shareholders elected four Class A directors to the Board of Directors to serve terms expiring at the annual meeting in 2014.

Director Name	For	Withheld
James P. Brannen	29,284,090	3,445,369
Roger K. Brooks	31,945,881	783,578
Jerry L. Chicoine	32,515,170	214,289
Paul E. Larson	32,472,969	256,490
Broker non-votes totaled 394,338.

Class B Shareholders elected six Class B directors to the Board of Directors to serve terms expiring at the annual meeting in 2014.

Director Name	For	Withheld
Steve L. Baccus	1,141,291	—
Joe D. Heinrich	1,141,291	—
Craig D. Hill	1,141,291	—
Frank S. Priestley	1,141,291	—
Kevin G. Rogers	1,141,291	—
Scott E. VanderWal	1,141,291	—

Proposal 2: Approve by Non-Binding Vote, Executive Compensation
Shareholders approved executive compensation.

For	Against	Abstain
33,627,175	191,438	52,137
Broker non-votes totaled 394,338

Proposal 3: Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accountants
Shareholders ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for 2013.

For	Against	Abstain
34,165,238	99,151	699

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: May 16, 2013

/s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer